CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 148 to Registration Statement No. 333-143964 on Form N-1A of our report dated November 21, 2019, relating to the financial statements and financial highlights of First Trust STOXX(R) European Select Dividend Index Fund, First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund, First Trust Dow Jones Global Select Dividend Index Fund, First Trust Global Wind Energy ETF, First Trust Global Engineering and Construction ETF, First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund, First Trust Indxx Global Natural Resources Income ETF, First Trust Indxx Global Agriculture ETF, First Trust BICK Index Fund, First Trust Indxx NextG ETF (formerly known as First Trust Nasdaq Smartphone Index Fund), First Trust NASDAQ Global Auto Index Fund, First Trust Cloud Computing ETF, First Trust International Equity Opportunities ETF (formerly known as First Trust International IPO ETF), First Trust Nasdaq Cybersecurity ETF, First Trust IPOX(R) Europe Equity Opportunities ETF, and First Trust Dow Jones International Internet ETF appearing in the Annual Report on Form N-CSR for First Trust Exchange-Traded Fund II as of and for the year ended September 30, 2019, and to the references to us under the headings "Financial Highlights" in the Prospectus and "AIFM Directive Disclosures", "Miscellaneous Information" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP

Chicago, Illinois
January 28, 2020